Exhibit 99.4

Fusemachines Announces Closing of Business Combination and Date for Commencement of NASDAQ Listing

October 22, 2025

Trading of Fusemachines on Nasdaq under the Symbol “FUSE” to Commence on October 23

New York, October 22, 2025 - Fusemachines Inc. (“Fusemachines” or the “Company”), a global leader of enterprise AI solutions products and services, today announced the completion of its business combination with CSLM Acquisition Corp. (Nasdaq: CSLM)(“CSLM”), a publicly-traded special purpose acquisition company. The newly combined entity will operate under the name Fusemachines Inc.

Fusemachines common stock and warrants will begin trading on the Nasdaq Global Market under the symbols “FUSE” and “FUSEW”, respectively, beginning October 23, 2025.

This milestone marks a new chapter in Fusemachines’ mission to democratize AI for all, expanding access to advanced artificial intelligence technologies, education, and innovation across global markets. The company’s public listing positions it to accelerate growth and innovation at scale. Proceeds from the transaction will fuel growth by further developing compelling products, expanding the customer footprint, and supporting the company’s enterprise clients.

“Ideating and innovating with a small team to now being listed on Nasdaq, we have come a long way,” said Dr. Maskey, CEO of Fusemachines. “This milestone would not have been possible without the incredible team whose dedication and resilience contribute to our global mission. It’s a defining moment for us and a powerful culmination of years of hard work and yet, just the beginning for us.”

The combined company will be led by Sameer Maskey as Chief Executive Officer and Christine Chambers as Chief Financial Officer, alongside the Fusemachines executive team. The combined company’s board of directors includes Sameer Maskey, Bharat Krish, Tim Gocher, Sanjay Shrestha, and Salman Alam.

About Fusemachines

Founded in 2013, Fusemachines is a global provider of enterprise AI products and services, on a mission to democratize AI. Leveraging proprietary AI Studio and AI Engines, the company helps drive the clients’ AI Enterprise Transformation, regardless of where they are in their Digital AI journeys. With offices in North America, Asia, and Latin America, Fusemachines provides a suite of enterprise AI offerings and specialty services that allow organizations of any size to implement and scale AI. Fusemachines serves companies in industries such as healthcare, finance, retail, manufacturing, and government.

Fusemachines continues to actively pursue the mission of democratizing AI for the masses by providing high-quality AI education in underserved communities and helping organizations achieve their full potential with AI. To learn about Fusemachines, visit www.fusemachines.com

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, including the benefits of the business combination, the services offered by Fusemachines and the markets in which it operates, and Fusemachines’ projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; failure to realize the anticipated benefits of the business combination; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the inability to maintain the listing of Fusemachines’ securities on Nasdaq following the business combination; costs related to the business combination; and those factors discussed in the final prospectus/proxy statement (File No. 333-283520 and 333-283520-01), dated July 1, 2025, and filed with the Securities and Exchange Commission (the “SEC”) by Fusemachines and CSLM Holdings, Inc. on July 3, 2025 and, in subsequent filings and reports made with the SEC, from time to time. While Fusemachines may elect to update these forward-looking statements at some point in the future, Fusemachines specifically disclaims any obligation to do so.

Media Contact:

Akshath Bahadur Chhetri

akshath@fusemachines.com

+1 347 212-5075

Investor Contact:

Gateway Group

Ralf Esper

FUSE@gateway-grp.com

+1 949-574-3860